  As filed with the Securities and Exchange Commission on June 29, 1999.

                                                Registration No. 333-80053
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                AVT CORPORATION
            (Exact name of Registrant as specified in its charter)
                                ---------------

                    Washington                                         91-1190035
           (State or other jurisdiction                             (I.R.S. Employer
        of incorporation or organization)                         Identification No.)

                             11410 N.E. 122nd Way
                          Kirkland, Washington 98034
                                (425) 820-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Roger A. Fukai
                            Chief Financial Officer
                             11410 N.E. 122nd Way
                          Kirkland, Washington 98034
                                (425) 820-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                              Linda A. Schoemaker
                               Perkins Coie LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington 98101-3099
                                (206) 583-8888
                                ---------------
  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until this registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 29, 1999

PROSPECTUS

                                  $100,000,000

                           [LOGO OF AVT CORPORATION]

                                AVT CORPORATION

                                  Common Stock

                                Preferred Stock

                                Debt Securities

                                  -----------

  We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

  Our common stock is quoted on the Nasdaq National Market under the symbol "AVTC."

                                  -----------

  The securities we may offer involve a high degree of risk. The risks associated with an investment in our company as well as with the particular types of securities will be described in the prospectus supplement.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

               The date of this prospectus is       , 1999.

                                    CONTENTS

SUMMARY....................................................................    3
FORWARD-LOOKING INFORMATION................................................    4
HOW TO OBTAIN MORE INFORMATION.............................................    4
THE COMPANY................................................................    5
USE OF PROCEEDS............................................................    5
GENERAL DESCRIPTION OF SECURITIES..........................................    5
DESCRIPTION OF THE CAPITAL STOCK...........................................    6
DESCRIPTION OF THE DEBT SECURITIES.........................................    8
PLAN OF DISTRIBUTION.......................................................   14
LEGAL MATTERS..............................................................   15
EXPERTS....................................................................   15
PART II--INFORMATION NOT REQUIRED IN PROSPECTUS............................ II-1

                                    SUMMARY

   This summary highlights selected information from this prospectus and does not contain all the information that is important to you. To understand the terms of our securities, you should read carefully this prospectus with the attached prospectus supplement. Together, these documents describe the specific terms of the securities we are offering. You should also read the documents listed below in "How To Obtain More Information" for information about our company and our financial statements.

The Securities We May Offer

   This prospectus is part of a registration statement (No. 333-80053) that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $100,000,000 of the following securities, either separately or in units:

  . common stock;

  . preferred stock; and

  . debt securities

   This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

   We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

Common Stock

   We may issue our common stock, $0.01 par value per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive dividends declared by the board of directors, subject to the rights of preferred shareholders.

Preferred Stock

   We may issue our preferred stock, $0.01 par value per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions of its offering and sale.

Debt Securities

   We may offer unsecured general obligations of our company, which may be senior debt securities or subordinated debt securities. The senior debt securities will have the same rank as all our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. The debt securities will be issued under an indenture between us and the trustee or trustees we name in the prospectus supplement.

                          FORWARD-LOOKING INFORMATION

   This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus, prospectus supplement or in any document incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations.

                         HOW TO OBTAIN MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. You may read any document we file at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's Web site at http://www.sec.gov.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  1. AVT's Annual Report on Form 10-K for the year ended December 31, 1998;

  2. AVT's Quarterly Report on Form 10-Q for the quarter ended March 31,
     1999;

  3. AVT's Current Reports on Form 8-K filed with the SEC on April 14, 1999 (as amended on June 28, 1999); and

  4. The description of AVT's common stock in the Registration Statement on Form 8-A filed with the SEC on November 11, 1994, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

  5. All other documents filed by AVT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

   You may obtain copies of these documents, other than exhibits, free of charge by contacting AVT's corporate secretary at our principal offices, which are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034, telephone number (425) 820-6000. Our website is located at www.appliedvoice.com.

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front of the document.

                                  THE COMPANY

   AVT Corporation is a leading provider of enterprise communication solutions in the form of open systems-based software products and outsourced communications services, specializing in call processing, enterprise messaging, document management and customer service applications, marketed to organizations of all size and industry throughout the U.S. and in selected foreign markets. AVT's solutions are designed to enhance individual and work group productivity, improve customer service, simplify information access and reduce business-operating costs associated with the dissemination and receipt of time sensitive documents. AVT's principal product and service offerings include:

     CallXpress--a Windows NT-based line of unified messaging servers which provide users the ability to access and manage all of their voice, fax and email messages, whether they are in the office or on the road, from either their desktop computer or from any touch-tone phone, using one standard set of commands.

     RightFAX--a Windows NT-based line of network and enterprise fax servers which provides users the ability to convert any document created on a workstation into fax format for transmission over the public switched telephone network, or via the Internet, to dozens of recipients simultaneously, anywhere in the world. Users of RightFAX can also receive incoming faxes to their personal electronic mailboxes, providing a secure and cost-effective method of receipt and distribution of these documents.

     CommercePath--a Windows NT-based line of high-performance production fax severs which provide fax and Internet delivery capabilities and connect to mission-critical business applications, enabling companies to reduce the time and expense associated with the delivery of large volumes of invoices, billing statements and other electronic commerce documents to customers, vendors and business partners.

     AVT-MediaLinq Services--an outsourced communications service which manages the delivery and the receipt of high volume, time sensitive business-critical information, in an efficient, secure and cost-effective manner over a combination of the Internet and the public switched telephone network for enterprises that are reengineering their workflow in order to take advantage of the value and benefits of electronic commerce.

   AVT's products and services are sold through our own direct sales force as well as through multiple distribution channels, which include computer and telephony equipment resellers and distributors, strategic partners, and OEM and private label agreements.

   AVT is headquartered in Kirkland, Washington, USA, and does business through its CTI Software Group, based in Kirkland, Washington, through its RightFAX Software Group, based on Tucson, Arizona, through its CommercePath Software Group, based on Portland, Oregon and through its MediaLinq Services Group, based in San Francisco, California. In addition, AVT has sales and support offices in the United Kingdom, Germany, Hong Kong, Tokyo and Dubai. AVT was incorporated in the state of Washington in 1982. Our headquarters are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034, and our telephone number is (425) 820-6000.

                                USE OF PROCEEDS

   Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities, after transaction costs, for general corporate purposes.

                       GENERAL DESCRIPTION OF SECURITIES

   We may offer shares of common stock, shares of preferred stock, or debt securities or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $100,000,000 worth of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement. The securities involve a high degree of risk, which we will describe in the prospectus supplement.

                        DESCRIPTION OF THE CAPITAL STOCK

Description of the Common Stock

   Under our current amended and restated articles of incorporation, we may issue up to 60,000,000 shares of our common stock. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to preferences that may apply to our preferred stock, the holders of common stock receive ratably any dividends that may be declared by the board of directors. In the event of a liquidation, dissolution or winding up of AVT, the holders of common stock will share equally and ratably in all assets remaining after we pay liabilities and liquidation preferences to holders of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. The common stock is neither redeemable nor subject to call. No sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Description of the Preferred Stock

   Our current amended and restated articles of incorporation permit us to issue up to 2,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  . The maximum number of shares in the series and the distinctive designation;

  . The terms on which dividends, if any, will be paid;

  . The terms on which the shares may be redeemed, if at all;

  . The liquidation preference, if any;

  . The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  . The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  . The voting rights, if any, on the shares of the series; and

  . Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

   The issuance of preferred stock may delay, deter or prevent a change in control of AVT.

   We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement are not complete. You should refer to the certificate of designation for complete information. The prospectus supplement will contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

   The following paragraphs describe the provisions of our articles of incorporation, our bylaws, and Washington law that have an antitakeover effect.

  Blank Check Preferred Stock

   As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of AVT or make removal of management more difficult.

  Election and Removal of Directors

   Our articles of incorporation provide for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders. Directors may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of AVT and may maintain the incumbency of the board of directors.

  Approval for Certain Business Combinations

   Our articles of incorporation require that certain business combinations (including a merger, share exchange and the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance of a substantial part of our assets other than in the usual and regular course of business) be approved by the holders of not less than two-thirds of the outstanding shares, unless such business combination has been approved by a majority of the board of directors, in which case the affirmative vote required shall be a majority of the outstanding shares.

  Shareholder Meetings

   Under our articles of incorporation and bylaws, our shareholders may call a special meeting only upon the request of holders of at least 30% of the outstanding shares. Additionally, the board of directors, the chairman of the board or the president may call special meetings of shareholders.

  Requirements for Advance Notification of Shareholder Nominations and
Proposals

   Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof.

  Washington Law

   Washington law imposes restrictions on some transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with some exceptions, from engaging in certain significant business transactions with an "acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. Such prohibited transactions include, among other things:

  . a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

  . termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

  . allowing the acquiring person to receive any disproportionate benefit as a shareholder.

   After the five-year period, a "significant business transaction" may occur, as long as it complies with certain "fair price" provisions of the statute. A corporation may not "opt out" of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of AVT.

                       DESCRIPTION OF THE DEBT SECURITIES

   We also may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured general obligations of AVT. Senior debt securities rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement. Subordinated debt securities rank in right of payment below all other indebtedness outstanding at or after the time issued, unless the other indebtedness provides that it is not senior to the subordinated debt.

   We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. A copy of the form of each type of indenture has been or will be filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities we may offer.

   The following summaries of the debt securities and the indentures are not complete. We strongly urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

   We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with indentures we enter into in connection with the issuance of the debt securities. Unless otherwise specified in the applicable prospectus supplement, senior debt securities will be unsecured and unsubordinated obligations of AVT and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

   The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

   The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

  . the title of the debt securities;

  . any limit on the aggregate principal amount of such debt securities or the series of which they are a part;

  . the person to whom any interest on a debt security of the series will be paid;

  . the date or dates on which we must pay the principal;

  . the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

  . the place or places where we must pay the principal and any premium or interest on the debt securities;

  . the terms and conditions on which we may redeem any debt security, if at all;

  . any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

  . the denominations in which we may issue the debt securities;

  . the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

  . the currency in which we will pay the principal and any premium or interest on the debt securities;

  . the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

  . the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

  . if applicable, that the debt securities are defeasible;

  . if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

  . the subordination provisions that will apply to the subordinated debt securities;

  . any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of such debt securities due and payable; and

  . any addition to or change in the covenants in the indentures.

   We may sell the debt securities at a substantial discount below their stated principal amount. We will describe certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.

Conversion and Exchange Rights

   The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

   Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution or winding-up or liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

   We may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest, rent or other obligations, including a default under any repurchase or redemption obligation, in respect of designated senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such designated senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

   If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

   The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the debt instrument expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the subordinated debt securities.

   The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

   We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

   The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

   Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

   If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

   The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

   No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless (1) the depositary has notified us that it is unwilling or unable to continue as depositary or (2) an event of default occurs and continues with respect to the debt securities. The depositary will determine how all securities issued in exchange for a global security will be registered.

   As long as the depositary or its nominee is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

   Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interest through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interest in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

   The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interest in a global security. We and the trustee assume no responsibility for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interest in a global security.

Payment and Paying Agents

   Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

   Unless otherwise stated in the prospectus supplement, we will pay principal, and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless we state otherwise in the prospectus supplement, the corporate trust office of the trustee will be the paying agent for the debt securities.

   Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

   The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. The holder thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

   Under the terms of the indentures we enter into, we will likely be prohibited in connection with the issuance of debt securities to consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

  . the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state, and assumes our obligations under the debt securities and the indentures;

  . immediately after the transaction, no event of default occurs and continues; and

  . we meet certain other conditions.

Events of Default

   Each of the following will constitute an event of default under each indenture:

  . failure to pay principal of or any premium on any debt security when due;

  . failure to pay any interest on any debt security when due, continued for a specified number of days;

  . failure to deposit any sinking fund payment, when due;

  . failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee, or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

  . certain events in bankruptcy, insolvency or reorganization of AVT; and

  . any other event of default specified in the prospectus supplement.

   If an event of default, other than an event of default as a result of certain events of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series automatically will become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

   Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless (1) the holder has previously given the trustee written notice of a continuing event of default, (2) the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered reasonable indemnity to the trustee to institute the proceeding, and (3) the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

   Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

Modification and Waiver

   We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

  . change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  . reduce the principal, premium or interest on any debt security;

  . reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  . change the place or currency of payment of principal, premium or interest on any debt security;

  . impair the right to enforce any payment on any debt security;

  . in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

  . in the case of debt securities that are convertible or exchangeable into other securities of AVT, adversely affect the right of holders to convert or exchange any of the debt securities;

  . reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

  . reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

  . modify provisions with respect to modification and waiver.

   The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default (1) in the payment of principal, premium or interest on any debt security of that series or (2) in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

   Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance and Covenant Defeasance

   To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the indentures, to the debt securities of any series.

Notices

   We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

   We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

                              PLAN OF DISTRIBUTION

   We may sell the securities (1) through underwriters or dealers, (2) through agents, or (3) directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  . the name or names of any underwriters, if any;

  . the purchase price of the securities and the proceeds we will receive from the sale;

  . any underwriting discounts and other items constituting underwriters' compensation;

  . any initial public offering price;

  . any discounts or concessions allowed or reallowed or paid to dealers; and

  . any securities exchange or market on which the securities may be listed.

   Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

   If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

   We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

   We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

   We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

   All debt securities we offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                                 LEGAL MATTERS

   Perkins Coie LLP, Seattle, Washington, will provide AVT with an opinion as to the legality of the securities we are offering.

                                    EXPERTS

   The supplemental consolidated financial statements for the year ended December 31, 1998 incorporated in this prospectus by reference from AVT's Current Report on Form 8-K/A filed with the SEC on June 28, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

--------------------------------------------------------------------------------

                                  $100,000,000

                          [LOGO OF AVT CORPORATION]

                                  Common Stock

                                Preferred Stock

                                Debt Securities

                               ----------------

                                   PROSPECTUS

                               ----------------

                                     , 1999

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

     SEC registration fee.............................................. $27,800
     Transfer Agent and registrar fee..................................  10,000
     Legal fees and expenses...........................................  30,000
     Accounting fees and expenses......................................  20,000
     Miscellaneous fees and expenses...................................  10,000
                                                                        -------
     Total............................................................. $97,800
                                                                        =======

Item 15. Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the registrant and those serving at the registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.
Section 10 of the registrant's restated bylaws provides for indemnification of the registrant's directors and officers against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the director or officer is, was or becomes involved by reason of the fact that the director or officer is or was a director or officer of the registrant, or that being or having been such a director or officer or an employee of the registrant, such director or officer is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action by the director or officer in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent. The director or officer is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the director or officer unless such action, suit, claim or proceeding is or was authorized by the registrant's board of directors or unless the action is to enforce the rights of indemnification. No indemnity may be provided by the registrant for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the WBCA, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's amended and restated articles of incorporation provides for limitation of the director liability to the maximum extent permitted by the WBCA.

   The registrant has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its directors and executive officers against certain liabilities. The registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

   The above discussion of the WBCA and the registrant's restated bylaws and amended and restated articles of incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the restated bylaws and the restated articles of incorporation.

Item 16. Exhibits.

 Exhibit
 Number  Description
 ------- -----------
   1.1   Proposed Form of Underwriting Agreement*
   3.1   Amended and Restated Articles of Incorporation**
   3.2   Restated Bylaws**
   4.1   Form of Deposit Agreement*
   4.2   Form of Indenture*
   4.3   Form of Subordinated Indenture*
   5.1   Opinion of Perkins Coie LLP*
  23.1   Consent of Arthur Andersen LLP, independent auditors
         Consent of Perkins Coie LLP (included in its opinion filed as Exhibit
  23.2   5.1 hereto)*
  23.3   Consent of PricewaterhouseCoopers LLP, independent auditors
  24.1   Powers of Attorney***
         Statement of Eligibility and Qualification on Form T-1 of trustee to
  25.1   act as trustee under indenture*

--------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
** Incorporated by reference to the registrant's Registration Statement on Form
   S-1 (Registration No. 33-85452) filed on October 21, 1994.

*** Previously filed.

Item 17. Undertakings

   A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   D. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Kirkland, State of Washington, on the 29th day of June, 1999.

                                          AVT Corporation

                              /s/ Roger A. Fukai
                         By:  ______________________
                                  Roger A. Fukai

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of June, 1999.

                 Signature                                     Title
                 ---------                                     -----
          * Richard J. LaPorte              Chairman of the Board, President and Chief
___________________________________________ Executive Officer (Principal Executive
            Richard J. LaPorte              Officer)

           /s/ Roger A. Fukai               Executive Vice President of Finance and
___________________________________________ Administration and Chief Financial Officer
              Roger A. Fukai                (Principal Financial and Accounting Officer)

           * James S. Campbell              Director
___________________________________________
             James S. Campbell

            * Robert F. Gilb                Director
___________________________________________
              Robert F. Gilb

           * Robert L. Lovely               Director
___________________________________________
             Robert L. Lovely

            * William L. True               Director
___________________________________________
              William L. True

       /s/ Roger A. Fukai

*By: ___________________________

         Roger A. Fukai

        Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                               Description
 -------                              -----------
   1.1   Proposed Form of Underwriting Agreement*
   3.1   Amended and Restated Certificate of Incorporation**
   3.2   Amended and Restated Bylaws**
   4.1   Form of Deposit Agreement*
   4.2   Form of Indenture*
   4.3   Form of Subordinated Indenture*
   5.1   Opinion of Perkins Coie llp*
  23.1   Consent of Arthur Andersen LLP, independent auditors
         Consent of Perkins Coie llp (included in its opinion filed as Exhibit
  23.2    5.1 hereto)*
  23.3   Consent of PricewaterhouseCoopers LLP, independent auditors
  24.1   Powers of Attorney***
         Statement of Eligibility and Qualification on Form T-1 of trustee to
  25.1    act as trustee under indenture*

--------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
** Incorporated by reference to AVT's Registration Statement on Form S-1 (Registration No. 33-85452) filed on October 21, 1994.

*** Previously filed.